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                                                                   EXHIBIT 10.18



                      [LETTERHEAD OF MARINER ENERGY, INC.]





                               September 26, 1996


Re:    (1)    Termination of Employment

       (2) Employment Agreement effective March 31, 1987, as amended (the "Employment Agreement"), by and between Trafalgar House Oil and Gas Inc. (heretofore also known as Hardy Oil & Gas USA Inc. and now known as Mariner Energy, Inc.) ("Mariner") and Gary M. Pedlar ("you" or "Pedlar")

       (3) Change in Control Agreement dated as of February 12, 1996 (the "Change in Control Agreement"), between Mariner and Pedlar

Mr. Gary M. Pedlar
3109 Huntington Court
Katy, Texas  77493

Dear Gary:

       This letter (this "letter agreement") sets forth our agreement with respect to the termination of your employment with Mariner. Defined terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Employment Agreement.

       1. You and Mariner acknowledge and agree that (a) through September 30, 1996, you will hold the office/position of Vice President of Finance of Mariner, but from August 19, 1996, through September 30, 1996, you will not hold the position of Chief Financial Officer of Mariner, and (b) from and after October 1, 1996, you will not be employed by, and will not hold any office or position with, Mariner or any of its affiliates, whether as an officer, employee, independent contractor, or otherwise.

       2.     You will be entitled to the following:

                     (a) Through September 30, 1996, (1) Mariner will pay to you (i) a salary at the rate of $5,316.67 per semi-monthly period, and (ii) an automobile allowance at the rate of $400.00 per month, and (2) subject to the other provisions of this letter agreement, you will receive all benefits to which you are entitled under the Employment Agreement and Mariner's plans, programs and policies.

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Mr. Gary M. Pedlar
September 26, 1996
Page 2


                     (b) On September 30, 1996, Mariner will pay to you a lump sum in the amount of $339,506.67.

                     (c) During the period beginning October 1, 1996, and ending on the first to occur of (1) March 31, 1999, and (2) the date on which you become a full-time employee of any person or entity (it being understood and agreed that your becoming an independent contractor of any other person or entity or otherwise becoming self-employed shall not constitute becoming a full-time employee of such person or entity), Mariner will, at its expense, continue benefits to you under Mariner's medical, dental, prescription drug service, life insurance, accidental death and dismemberment insurance and disability plans, programs, and/or policies; provided, however, that if your participation in any such plan, program or policy is not permitted by the terms thereof, Mariner will provide, at its expense, substantially similar benefits as those provided thereunder.

                     (d) You will be entitled to any benefits or rights you have earned under Mariner's Employee Capital Accumulation Plan (401(k)) (the "401(k) Plan") in accordance with the terms thereof.

                     (e)    Except as otherwise provided in Section 2 (e)(1),
              (2) and (3) of this letter agreement, and subject to the terms of paragraph 9 of the Employment Agreement, you shall be entitled to receive the benefits under paragraph 9 of the Employment Agreement of an Overriding Royalty Interest equal to an undivided percentage (as specified in paragraph 9.2 of the Employment Agreement) of Mariner's Working Interest in each well in any Prospect or Prospects acquired by Mariner on or before September 30, 1996, and the lease or leases allocated thereto. You shall not be entitled to receive any Overriding Royalty Interest or other interest in or benefits with respect to any Prospect or Prospects acquired by Mariner after September 30, 1996.

                            (1) With respect to each well in any Prospect resulting from the United States Department of Interior Mineral Management Service's outer continental shelf lease sale 161 held on September 25, 1996 (individually, a "161 Prospect", and collectively, the "161 Prospects"), and the lease or leases allocated thereto, your Overriding Royalty Interest for purposes of paragraph 9.2 of the Employment Agreement shall be as follows:

                                   (i)     The before Payout percentage of
                                   Mariner's Working Interest shall be
                                   0.053125%; and

                                   (ii)    The after Payout percentage of
                                   Mariner's Working Interest shall be
                                   0.212500%.



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Mr. Gary M. Pedlar
September 26, 1996
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                            (2)    Your Overriding Royalty Interests shall not
                            be adjusted under paragraph 9.5.2 of the Employment Agreement.

                            (3) You hereby expressly waive the provisions, and protections contained therein, set forth in paragraph 9.4.8(a) of the Employment Agreement insofar and only insofar as same relate to the sale of all of the common stock of Hardy Oil & Gas USA Inc. by Hardy Holdings Inc. to Mariner Holdings, Inc., and further insofar and only insofar as same relate to the equalization of your before Payout and after Payout Overriding Royalty Interest. You do not waive your entitlement to recordable assignments of your Overriding Royalty Interest that have not previously been executed, delivered and recorded; provided, however, that such assignments of your Overriding Royalty Interest shall be so executed, delivered and recorded at such time or times as are provided in those provisions of paragraph 9.4 of the Employment Agreement that are not waived herein.

                     (f) After September 30, 1996, and commencing no later than October 1, 1999, Mariner will, at its expense, provide you with twelve (12) consecutive months of reasonable outplacement services, such services to be commensurate with those provided a Vice President of Finance/Chief Financial Officer position; provided, however, that Mariner's obligation to provide you with such services shall terminate at such time as you become a full-time employee of any person or entity (it being understood and agreed that your becoming an independent contractor of any other person or entity or otherwise becoming self-employed shall not constitute becoming a full-time employee of such person or entity). Such services will be selected by you subject to Mariner's prior approval, which approval shall not be unreasonably withheld.

                     (g) On or before October 11, 1996, you will be provided with a favorable letter of recommendation from Robert E. Henderson, Mariner's Chairman, President and Chief Executive Officer.

       3. Subject to the provisions of Section 11 of the Change in Control Agreement and Mariner's obligations to you thereunder, Mariner may withhold from any amounts payable under this letter agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

       4. In the event of a conflict between the provisions of this letter agreement, on the one hand, and any of the provisions of the Employment Agreement, the Change in Control Agreement, that certain withdrawal of offers letter from Mariner to you dated June 13, 1996, that certain notice of termination letter from you to Mariner dated August 2, 1996 (the



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Mr. Gary M. Pedlar
September 26, 1996
Page 4


              "Pedlar Termination Letter"), or that certain notice of termination letter from Mariner to you dated August 6, 1996 (the "Mariner Termination Letter"), on the other hand, the provisions of this letter agreement shall control, but only to the extent of such conflict. In addition, and without limiting the generality of the preceding sentence, Mariner and Pedlar expressly acknowledge and agree that Pedlar's entitlements set forth in Section 2 above are in lieu of any benefits to which Pedlar may otherwise be entitled to under, and Pedlar shall not be entitled to any benefits under, Section 7 of the Change in Control Agreement or under paragraph 3 of the Employment Agreement. This letter agreement is intended to resolve certain disputed issues arising out of the Pedlar Termination Letter and the Mariner Termination Letter, and is entered into for the purposes of clarifying the agreements made by you and Mariner in settlement of those disputed issues as the same are more particularly set out herein. Except as expressly provided herein with respect to the resolution of such disputed issues, nothing contained in this letter agreement is intended as, nor shall this letter agreement be construed as, modifying, changing, limiting, waiving, releasing or otherwise affecting in any manner the rights, interests, duties, or obligations of Pedlar or Mariner under the Employment Agreement and/or the Change in Control Agreement. It is further understood and agreed that all of the respective terms and provisions of the Employment Agreement and the Change in Control Agreement that state they survive the termination thereof and/or termination of Pedlar's employment with Mariner, or are otherwise designed to survive any such termination, shall so survive the Employment Agreement and the Change in Control Agreement, respectively.

       5. Written notices required or furnished under this letter agreement shall be sent to the following addresses:

                     to Mariner:           580 WestLake Park Blvd., Suite 1300
                                           Houston, Texas 77079
                                           Attention:  President and Chief
                                                       Executive Officer

                     to Pedlar:            3109 Huntington Court
                                           Katy, Texas 77493

       6. This letter agreement does not constitute an admission of liability of any kind by Mariner or its affiliates or by Pedlar. This letter agreement is personal to Pedlar and, without the prior written consent of Mariner, shall not be assignable by Pedlar otherwise than by will or the laws of descent and distribution. The terms of this letter agreement shall be binding upon and inure to the benefit of Mariner and its affiliates, successors and assigns and upon Pedlar and his heirs, devisees and permitted assigns. The terms of this letter agreement may be changed, modified or discharged only by an instrument in writing signed by the



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Mr. Gary M. Pedlar
September 26, 1996
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              parties hereto.  This letter agreement shall be construed, enforced and interpreted in accordance with the laws of the State of Texas without reference to its principles of conflicts of law. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but shall not be binding until signed by or on behalf of both Pedlar and Mariner.

       7. Before September 30, 1996, Pedlar shall submit an invoice to, and request by Pedlar that, Mariner reimburse Pedlar for his reasonable attorney's fees incurred in connection with the termination of Pedlar's employment with Mariner. Upon such submission, Mariner will, on September 30, 1996, reimburse Pedlar for such fees in an amount equal to the lesser of (a) the amount reflected on such invoice, and (b) $2,500.00.

                                        Very truly yours,

                                        MARINER ENERGY, INC.


                                  /s/ JAMES M. FITZPATRICK
                            ---------------------------------------------------
                                                    James M. Fitzpatrick
                                              Vice President of Land and Legal

AGREED TO THIS 26 DAY OF
SEPTEMBER, 1996.


     /s/  GARY M. PEDLAR
-----------------------------
         GARY M. PEDLAR


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